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                                                                    Exhibit 10.1

                             TERMINATION AGREEMENT
                             ---------------------

     This TERMINATION AGREEMENT, dated as of March 7, 1999 (this "Agreement"), is entered into by and among Consolidated Restaurant Companies, Inc., a Delaware corporation ("CRC"), Landry's Seafood Restaurants, Inc., a Delaware corporation ("Landry's"), Landry's Acquiror Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Landry's ("Sub"), The John Cracken Premarital Trust, a trust formed under the law of Texas (the "Cracken Trust"), The Katemcy Trust, a trust formed under the laws of Texas (the "Harkey Trust" and, together with the Cracken Trust, the "Trusts"), E. Gene Street, sole and separate property, and Stephen P. Hartnett (such last four parties being hereinafter referred to collectively as the "CRC Stockholders").

                                   WITNESSETH
                                   ----------

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger, dated as of March 2, 1999, the "Merger Agreement") pursuant to which Sub would merge with and into CRC (the "Merger");

     WHEREAS, in connection and concurrently with the Merger Agreement, Landry's has entered into certain Guarantee Agreements by and between Landry's and each of John D. Harkey, Jr. and John R.W. Cracken, sole and separate property (the "Guarantee Agreement") and has contemplated entering into certain other agreements, namely (i) a Standstill Agreement by and between Landry's and the CRC Stockholders (the "Standstill Agreement"), (ii) a Registration Rights Agreement by and between Landry's and the CRC Stockholders (the "Registration Rights Agreement"), (iii) certain Employment Agreements by and between Landry's and the following members and principals of the senior management of CRC:
Messrs. Cracken, Harkey and Street (the "Employment Agreements" and, collectively with the Merger Agreement, the Standstill Agreement, the Registration Rights Agreement, the Employment Agreements and the Guarantee Agreements, the "Transaction Agreements");

     WHEREAS, the parties hereto desire that the Merger and the other transactions contemplated by the Transaction Agreements not be consummated and, accordingly, that the Transaction Agreements be terminated;

     WHEREAS, it is the intention of the parties hereto that the Transaction Agreements shall be terminated and of no further force and effect and that they shall have no further obligations or liabilities to each other with respect thereto, except only as expressly set forth in this Agreement;

     WHEREAS, concurrently herewith, Landry's is entering into a Termination Agreement to terminate (i) an Asset Purchase and Sale Agreement by and among Landry's and certain of its subsidiaries and Hospitality Entertainment, LLC ("Hospitality") (the "Asset Purchase Agreement"), (ii) certain Non-Competition Agreements and Consulting and Non-Competition Agreements by and between Landry's and the following members of its current senior

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management: Messrs. Fertitta, Scheinthal and West (the "Non-Compete
Agreements"), and (iii) a Redemption Agreement by and between Landry's and Hospitality (the "Redemption Agreement" and, collectively with the Asset Purchase Agreement and the Non-Compete Agreements, the "Ancillary Agreements").

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms that are used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     2. Termination. The parties hereto hereby agree that, pursuant to Section 8.01(a) of the Merger Agreement, the Merger Agreement is hereby terminated effective immediately and each of the other Transaction Agreements (or, in the case of each Transaction Agreement that has not yet been entered into, the obligation of any party to enter into such Transaction Agreement) is hereby terminated effective immediately. Notwithstanding anything to the contrary set forth in the Transaction Agreements, each Transaction Agreement shall be void and of no further force and effect and the parties hereto shall have no further liabilities or obligations to each other thereunder or with respect thereto, except only as expressly set forth herein.

     3. Expenses. Each of Landry's and Sub, on the one hand, and CRC and the CRC Stockholders, on the other hand, shall bear its own costs and expenses, fees and charges incurred in connection with this Agreement and the Transaction Agreements; provided, however, that Landry's shall reimburse CRC and the CRC Stockholders for (i) $50,000 for third-party copying costs incurred by CRC upon the request of and in connection with Landry's due diligence activities at the offices of CRC and (ii) $500,000 for a portion of all other costs and expenses incurred by CRC in connection with this Agreement and the Transaction Agreements, and the transactions contemplated hereby and thereby, including, without limitation, the termination hereby of the transactions contemplated by the Transaction Agreements (in aggregate, the "Termination Cost Payment").

     4. Subsequent Transactions.

          (i) In the event that Landry's enters into, or Landry's capital stock becomes subject to, a Subsequent Transaction on or prior to the date that is nine months after the date of this Agreement, then Landry's shall promptly pay to CRC the amount of $6,450,000 (the "Subsequent Transaction Amount"), which the parties acknowledge is a reasonable estimate (albeit a low estimate) as of the date of this Agreement of the unreimbursed costs and expenses (including, without limitation, indirect and opportunity costs) that

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     CRC has incurred as a result of negotiating and entering into the Merger
     Agreement and the other Transaction Agreements.

               "Subsequent Transaction" shall mean any tender or exchange offer, merger, consolidation or other business combination involving Landry's or any of Landry's subsidiaries (whether or not Landry's or any of Landry's subsidiaries is the surviving person in such transaction) or one or more related sales or purchases of all or substantially all of the Acquiring Company Assets; provided, that "Subsequent Transaction" shall not mean any such transaction (or series of related transactions) in which (i) less than 20% of Landry's capital stock (on a fully diluted basis, taking into account, without limitation, all contemplated conversions or exchanges (whether or not then effective)) is involved and no Management Change (as defined below) occurs in connection therewith or (ii) less than 10% of Landry's capital stock (on a fully diluted basis, taking into account, without limitation, all contemplated conversions or exchanges (whether or not then effective)) is involved. A "Management Change" shall mean that
     (x) a person who during the prior two years has served as an officer, director, employee, partner or Affiliate of (or who has been in any manner selected or nominated by) the recipient of Landry's capital stock or an Affiliate thereof in the subject transaction (collectively, a "Related Person") becomes either the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer of Landry's within six months after the consummation of the subject transaction and/or (y) two Related Persons become members of the Board of Directors of Landry's within nine months of the consummation of the subject transaction and/or (z) a majority of the members of Landry's Board of Directors immediately prior to the consummation of the subject transaction cease to constitute (other than due to their death or disability) a majority of the members of such Board at any time within one year of the subject transaction.

          (ii) If Landry's fails to promptly pay the Subsequent Transaction Amount (if so required by this Section) and, in order to obtain such Subsequent Transaction Amount, CRC commences an action in arbitration that results in a judgment against Landry's, Landry's shall pay to CRC the costs and expenses (including attorneys' fees) of CRC in connection with such action in arbitration, together with interest on the Subsequent Transaction Amount at the rate of 10.0% per annum.

          (iii) In support of the Subsequent Transaction Amount, the parties acknowledge that, as a result of the termination of the Merger Agreement, CRC has endured losses from, at least, each of the following: (i) damage to CRC's current strong reputation as a consolidator in the casual-dining restaurant

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     segment, (ii) a loss of opportunities, for making further acquisitions in calendar year 1999 in the casual-dining segment, both items (i) and (ii) resulting from the (x) the stigma of a large, highly-publicized "failed" transaction, (y) confusion among potential acquisition candidates, investment bankers and brokers as to CRC's continuing status as a consolidator, and (z) the substantial effort and capital committed during the first several months of 1999 to close the transactions contemplated by the Merger Agreement; and (iii) a loss of business in their 113 restaurants, caused in part by the potential departure of their most talented and mobile employees among their work force of 7,800 resulting from the uncertainty of those employees' future resulting from these transactions. The parties further agree that the damages that would be caused from the above to CRC are uncertain, but that the amount of $6,450,000 is eminently reasonable, as contemplated by Brazen v. Bell Atlantic Corp., 695 A.2d 43, 47-50 (Del. Supr. 1997). CRC acknowledges that, absent breach by Landry's or Sub of its obligations hereunder, it shall not seek reimbursement for any such damages other than through the payment of the Termination Cost Payment and other than in connection with any Subsequent Transaction (through the payment of the Subsequent Transaction Amount).

     5. Indemnification.

          (i) CRC shall, pursuant to the terms of this Section 5, forever indemnify, defend and hold harmless Landry's, its subsidiaries and any of their respective directors, officers, stockholders, employees, representatives, Affiliates, partners, attorneys, agents, successors and assigns (collectively, the "Landry's Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the Landry's Group in connection therewith (collectively "Landry's Group Damages"), asserted against, resulting to, imposed upon or incurred by the Landry's Group or any member thereof, directly or indirectly, by reason of or resulting from (i) any breach of any representation, warranty, covenant or agreement of CRC contained in or made pursuant to this Agreement or (ii) any claim by CRC (or its subsidiaries or Affiliates) or by CRC's (or its subsidiaries' or its Affiliates') past, present or future directors, officers, employees, partners, creditors, stockholders, representatives, attorneys, agents, successors and assigns (in each case in their capacities as such) arising out of or relating to the transactions contemplated by the Transaction Agreements and/or the Ancillary Agreements.

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          (ii) Landry's shall, pursuant to the terms of this Section 5, forever indemnify, defend and hold harmless CRC, its subsidiaries and any of their respective directors, officers, stockholders, employees, representatives, Affiliates, partners, attorneys, agents, successors and assigns (collectively, the "CRC Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the CRC Group in connection therewith (collectively "CRC Group Damages"), asserted against, resulting to, imposed upon or incurred by the CRC Group or any member thereof, directly or indirectly, by reason of or resulting from (i) any breach of any representation, warranty, covenant or agreement of Landry's contained in or made pursuant to this Agreement or (ii) any claim by Landry's (or its subsidiaries or Affiliates) or by Landry's' (or its subsidiaries' or its Affiliates') past, present or future directors, officers, employees, partners, creditors, stockholders, representatives, attorneys, agents, successors and assigns (in each case in their capacities as such) arising out of or relating to the transactions contemplated by the Transaction Agreements and/or the Ancillary Agreements.

          (iii) The obligations and liabilities of the parties with respect to indemnification claims shall be subject to the following terms and conditions:

               (a) The indemnified party shall give the indemnifying party prompt notice of any claim (which claim shall be made in good faith only), which notice shall include, in reasonable detail, the facts and circumstances surrounding the claim and the amount of damages actually sustained therefrom, although the failure of the indemnified party to give notice promptly shall not relieve the indemnifying party from its indemnity obligations hereunder (except to the extent that the indemnified party is able to prove that the amount of damages increased as a result of the failure by the indemnified party to give the notice promptly);

               (b) The indemnified party shall provide the indemnifying party with notice of any proposed settlement or compromise of such claim (as far in advance of the actual settlement or compromise of the claim as is reasonably practicable); provided, that if such claim is settled without the indemnifying party's consent (which consent shall not be unreasonably withheld), the indemnified party's Group shall be deemed to have waived all rights hereunder for indemnification arising out of such claim;

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               (c) As soon as practicable after the delivery of notice of the claim, the indemnified party shall provide the indemnifying party with its actual damages, supported by receipts and other reasonably required documentation. The indemnifying party shall have 30 days from receipt of the indemnified party's list of damages to respond to the indemnified party with acceptance of the proposed damages amount or a counter-proposal relating thereto; provided, that if the indemnifying party does not respond within such 30 days, the indemnified party shall be entitled to have its proposed damages paid by the indemnified party. In cases where the parties otherwise agree on the damages, the indemnified party shall be entitled to have its proposed damages paid by the indemnifying party. If the indemnifying party submits a counter-proposal regarding damages that is not accepted by the indemnified party within 15 days following the indemnified party's receipt of such counter-proposal, either or both of the indemnified party or the indemnifying party may submit such matter to arbitration under the provisions of Section 9 hereof. After receiving any ruling by the arbitrators made pursuant to Section 9 hereof, the indemnifying party shall be liable for the amount determined by the arbitrators.

          (iv) Any indemnifying party hereunder shall be required to make payments to any indemnified party hereunder, in accordance with the foregoing provisions, whether or not the matter requiring indemnification has been concluded by such time (i.e., payments shall be made from time to time as the related damages are incurred).

          (v) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction by final, non-appealable judgment to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the matters that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.

     6. Releases.

          (i) In consideration of the payment and benefits provided in this Agreement and other good and valuable consideration, the adequacy of which is hereby

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     acknowledged, each of CRC and the CRC Stockholders hereby voluntarily, knowingly, willingly, irrevocably and unconditionally releases each of Landry's and Sub, together with each of their respective subsidiaries and Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and agents and each of their (and their subsidiaries' and Affiliates') respective predecessors, successors, and assigns (collectively, the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, losses, damages, promises, agreements, causes of action, rights, costs, debts and expenses of any nature whatsoever, known or unknown (other than with respect to the obligations of Landry's and Sub expressly set forth in this Agreement), against them which CRC and the CRC Stockholders and their respective subsidiaries, Affiliates, officers, directors, employees, stockholders, representatives, attorneys, agents, partners, trustees (and, in the case of the Trusts, beneficiaries), predecessors, successors and assigns ever had, now have, or hereafter can, shall, or may have (in each case in their capacity as such, whether directly, indirectly, derivatively, or otherwise) by reason of any matter, fact, or cause whatsoever arising with respect to the Transaction Agreements, the Ancillary Agreements or otherwise from the beginning of time to the date of this Agreement. By signing this Agreement, CRC and the CRC Stockholders admit that they have read this Agreement, understand it is a legally binding agreement and that they were advised to review it with legal counsel of their choice.

          (ii) In consideration of the benefits provided in this Agreement and for other good and valuable consideration, the adequacy of which is hereby acknowledged, each of Landry's and Sub hereby voluntarily, willingly, irrevocably, and unconditionally releases each of CRC and the CRC Stockholders, together with CRC's subsidiaries and Affiliates and each of their respective Releasees, from any and all charges, complaints, claims, liabilities, obligations, losses, damages, promises, agreements, causes of action, rights, costs, debts and expenses of any nature whatsoever, known or unknown (other than with respect to the obligations of CRC and the CRC Stockholders expressly set forth in this Agreement) against them which Landry's and Sub and their respective subsidiaries, Affiliates, officers, directors, employees, stockholders, representatives, attorneys, agents, partners, trustees (and in the case of any trusts, beneficiaries) predecessors, successors and assigns ever had, now have, or hereafter can, shall, or may have (in each case in their capacity as such, whether directly, indirectly, derivatively, or otherwise) by reason of any matter, fact, or cause whatsoever arising with respect to the Transaction Agreements, the Ancillary Agreements or otherwise from the beginning of time to the date of this Agreement. By signing this Agreement, Landry's and Sub admit

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     that they have read this Agreement, understand it is a legally binding agreement and that they were advised to review it with legal counsel of their choice.

          (iii) The parties agree that, except as set forth below, the terms of the Mutual Confidentiality Agreement dated February 16, 1999 between CRC and Landry's (the "Confidentiality Letter") shall survive the releases set forth above; provided that the obligations of CRC and CRC's Representatives set forth in the last paragraph on page 3 of the Confidentiality Letter (which paragraph carries over to the next page of the Confidentiality Letter) are hereby terminated.

     7. Press Release. CRC does not object to the release by Landry's of the statement attached hereto as Exhibit A.

     8. Mutual Non-Disparagement. Each of CRC, the CRC Stockholders and Landry's agrees that it shall not (and each of CRC and Landry's agrees that it shall cause its respective subsidiaries, Affiliates, directors, officers, representatives, attorneys and agents to not) disparage the business reputation of Landry's and its management (in the case of CRC) or CRC and its management (in the case of Landry's).

     9. Governing Law.

          (i) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          (ii) Any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) among two or more of the parties hereto arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("Rules"), and shall be held in Dallas, Texas. Any dispute submitted for arbitration shall be referred to a panel of three arbitrators. The party or parties submitting ("Submitting Party") the intention to arbitrate (the "Submission") shall nominate one arbitrator. Within 30 days of receipt of the Submission, the party or parties receiving the Submission ("Answering Party") shall nominate one arbitrator. If the Answering Party fails to timely nominate an arbitrator, then the second arbitrator shall be appointed by the AAA in accordance with the Rules. If the arbitrator chosen by the Submitting Party and the arbitrator chosen by or selected for the Answering Party can agree upon a neutral arbitrator

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     within fifteen (15) days of the choice or selection of the Answering
     Party's arbitrator, then such individual shall serve as the third arbitrator. If no such agreement is reached, a third neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they shall consent to an expedited proceeding under the Rules, to the full extent the AAA can accommodate such a request. The ruling of the arbitrators shall be binding and conclusive upon all parties hereto and any other Person with an interest in the matter. The arbitration provision set forth in this Section shall be a complete defense to any suit, action or other proceeding instituted in any court by any party hereto regarding any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof; provided, however, that (i) any of the parties may request a Texas State District Court in Dallas County, Texas, to provide interim injunctive relief in aid of arbitration hereunder or to prevent a violation of this Agreement pending arbitration hereunder (and any such request shall not be deemed a waiver of the obligations to arbitrate set forth in this Section), (ii) any ruling on the award rendered by the arbitrators may be entered as a final judgment in (and only in) a Texas State District Court in Dallas County, Texas (and each of the parties hereto irrevocably submits to the jurisdiction of such court for such purposes) and (iii) application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any such final judgment and the entry of whatever orders are necessary for such enforcement.

          (iii) In any proceeding with respect hereto, all direct, reasonable costs and expenses (including, without limitation, AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring same.

     10. Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements (whether written or oral) among the parties hereto with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms of the agreement among the parties hereto with respect thereto. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

                            SIGNATURE PAGE FOLLOWS.

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     IN WITNESS WHEREOF, this Agreement shall become effective as of the date first written above once this Agreement has been duly executed and delivered by the undersigned and the Transaction Cost Payment has been paid in full.


                    LANDRY'S SEAFOOD RESTAURANTS, INC.


                    By:__________________________________________
                         Name:
                         Title:

                    LANDRY'S ACQUIROR SUBSIDIARY, INC.


                    By:__________________________________________
                         Name:
                         Title:

                    THE JOHN CRACKEN PREMARITAL TRUST


                    By:__________________________________________
                         Michael D. Ginsberg
                         Trustee

                    THE KATEMCY TRUST


                    By:__________________________________________
                         John D. Harkey, Jr.
                         Trustee

                    E. GENE STREET, SOLE AND SEPARATE PROPERTY


                    _____________________________________________
                         E. Gene Street, Sole and Separate Property

                    STEPHEN P. HARTNETT


                    _____________________________________________
                         Stephen P. Hartnett


                    CONSOLIDATED RESTAURANT COMPANIES, INC.


                    By:__________________________________________
                         Title: